CONSULTING AGREEMENT


         This Consulting Agreement is made as of April 1, 2000 by and between Cyndel & Co., Inc. ("Consultant") and Paradigm Medical Industries, Inc. (the "Company").

         1. Services
         -----------

         Consultant shall provide advice and opinions to the Company on subjects including but not necessarily limited to management issues, mergers and acquisitions. Consultant will determine in its sole discretion time, place and manner of the services it renders as well as the overall amount of time Consultant expends in providing services under this Agreement. Such advice and opinions will most often be given orally. However, the Company may occasionally and reasonably request that advice or opinions be provided in writing.

         2. Services Non-Exclusive
         -------------------------

         Nothing in this Agreement shall be construed to prevent or restrict Consultant from providing either similar or dissimilar services to or from holding positions with any other corporation, organization or entity.

         3. Independent Contractor Status
         --------------------------------

         Consultant's   relationship   to  the  Company  is  as  an  independent
contractor. The parties acknowledge that Consultant has no power to bind the Company.

         4. Compensation and Expenses
         ----------------------------

         The Company shall pay Consultant an annual consulting fee of $200,000.00 during the term of this Agreement. This fee will be paid in equal monthly installments on the first of each month, commencing April 1, 2000. The Consultant's out-of-pocket expenses shall be reimbursed if approved in advance by the Company and upon reasonable substantiation being provided thereafter.

         5. Additional Compensation
         --------------------------

         In addition to the compensation provided in Section 4 above, Consultant shall be entitled to payment or other remuneration in the event it brings to the Company a candidate for merger, acquisition, joint venture or other combination or relationship and the Company enters into a business relationship with such entity. Consultant and Company shall mutually agree to such compensation at the time the Company decides to pursue a business relationship with such entity.




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         6. Term and Termination
         -----------------------

                  (a)  Term
                  ---------

         The term of this Agreement shall commence on April 1, 2000 and shall terminate on March 31, 2001.

                  (b)  Renewal
                  ------------

         This Agreement shall automatically renew for an additional, successive one-year term unless either party delivers to the other on or before January 1 of the contract year then in effect notice of its intent not to renew. This Agreement may be renewed in such manner for up to two additional years following March 31, 2001.

                  (c)  Early Termination
                  ----------------------

         This Agreement may be terminated prior to the end of the above stated term only as follows: (1) by Consultant upon 30 days advance written notice to the Company; or (2) by the Company, following 30 days from the date it gives written notice to the Consultant of a material breach of this Agreement, specifying the circumstances of the breach, and after which 30-day period the breach has not been reasonably or substantially cured.

         3. Guarantee
         ------------

         The Company agrees to guarantee  Consultant's  compensation provided in
Section 4 of this Agreement except where the Company terminates this Agreement in accordance with Section 6(c). This guarantee shall be due and payable under all circumstances or conditions whether within or beyond the Company's control and shall include but not be limited to any merger, acquisition, change in control, cessation of business or dissolution of the Company.

         4. Assignment
         -------------

         The Company may assign its rights or delegate its duties under this Agreement to any entity provided, however, that no such assignment shall be permitted without Consultant's prior written consent if it would make any change in any of either party's rights or duties under this Agreement, or if it would create a material risk that Consultant might not receive all of the benefits promised under this Agreement. Except as otherwise provided herein, any attempted assignment in contravention of this Section shall be void.

         5. Confidential Information
         ---------------------------

         Consultant understands that it may be given access to confidential proprietary information of the Company ("Confidential Information"). Consultant agrees to use or disclose Confidential Information only for the purpose of rendering its Consultant services under this Agreement. Following termination of this Agreement, Consultant will not disclose Confidential Information until it becomes publicly known through no act of Consultant. Confidential Information consists of information designated in writing to the Consultant by the Company as confidential.

         6. Indemnification
         ------------------

         In the event that any claims are made against Consultant arising from or relating to this Agreement or the services Consultant renders under it, the Company agrees to indemnify Consultant against all costs, attorney's fees, fines, judgment, liability or settlement expense incurred thereby.

         7. Controversies
         ----------------

         The parties agree that any and all controversies arising from or relating to this Agreement or Consultant's services or relationship with the Company shall be litigated and resolved in the 2nd Judicial District Court of Nassau County, New York, and the parties consent to the jurisdiction and appropriateness of venue of this court. This Agreement and any and all controversies between the parties shall in all respects be governed by the laws of the State of New York. The prevailing party to any controversy shall receive its costs of suit and reasonable attorney's fees.

         8. Notices
         ----------

         Any and all notices to either party shall be delivered personally or by United States mail, first class postage prepaid, certified or registered mail, return receipt requested, addressed as follows:

                                            To the Company:

                                            Paradigm Medical Industries, Inc.
                                            2355 South 1070 West
                                            Salt Lake City, UT 84119
ATTN: President and Chief Executive Officer

                                            To Consultant:

                                            Cyndel & Co., Inc.
                                            26 Ludlam Avenue
                                            Bayville, NY 11709
ATTN: Patrick M. Kolenik, President

or to such other place as the parties may from time to time designate by notice to the other party. If delivered personally, such notice shall be effective upon delivery in the manner specified in this paragraph. If mailed in accordance with this paragraph, such notice shall be effective upon the date indicated on the return receipt.

         9. Severability
         ---------------

         If any clause, sentence, provision or other portion of this Agreement is or becomes illegal, null, void or unenforceable for any reason, the remaining portions shall remain in force and effect.

         10. Counterparts
         ----------------

         This  Agreement  may be executed in a number of  counterparts,  each of
which  executed  counterparts  shall  be  deemed  an  original,   and  all  such
counterparts shall together constitute one and the same Agreement.

         11. Entire Agreement
         --------------------

         This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and contains the entire agreement between the parties relating to said subject matter. This Agreement may not be modified except by an instrument in writing executed by the parties hereto.

         IN WITNESS WHEREOF, the parties signify their understanding and agreement to the foregoing terms and conditions of this Agreement.



Cyndel & Co., Inc.:                           By:/s/ Patrick M. Kolenik
                                              -------------------------

                                              Its: President
                                              --------------

Paradigm Medical Industries, Inc.             By: Thomas F. Motter
                                              --------------------

                                              Its: CEO
                                              --------